UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement.

On October 7, 2008, NorthStar Realty Finance Corp. (the “Company”) and a subsidiary entered into Amendment No. 1 (the “Amendment”) to the Master Repurchase Agreement (as amended, the “Facility”) with JPMorgan Chase Bank, N.A. (“JPMorgan”).  The Facility currently has approximately $50.4 million outstanding and such amounts bear interest at spreads of 1.25% to 1.80% over one-month LIBOR.  Advance rates for the assets currently financed under the Facility range from 55% to 80% of the value of the collateral for which the advance is made.  Interest rates and advance rates on future borrowings under the Facility will be determined by JPMorgan.  Pursuant to the Amendment, the maximum amount outstanding under the Facility shall not exceed $150 million and the Company has agreed to guaranty the outstanding amount under the Facility.  The term of the Facility will expire on August 8, 2010, subject to renewal by JPMorgan on August 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: October 10, 2008	By:	/s/ Albert Tylis

Albert Tylis
Executive Vice President and General Counsel